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                     GOVERNMENT OF THE DISTRICT OF COLUMBIA
                 DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS
                       BUSINESS REGULATION ADMINISTRATION



                                  CERTIFICATE



THIS IS TO CERTIFY that all applicable provisions of the DISTRICT

OF COLUMBIA BUSINESS CORPORATION ACT have been complied with and accordingly, this CERTIFICATE of MERGER is hereby issued to

MAGICSPORTS - MARCO MANAGEMENT, INC.
(DC CORP.)

                                  MERGED INTO

MARCO ENTERTAINMENT INC.
(DC CORP.)
as of AUGUST 11TH, 1998



                                          Lloyd J. Jordan
                                          Director


                                          Patricia A. Montgomery
                                          Administrator
                                          Business Regulation Administration


                                          /s/ William L. Ables, Jr.
                                          -------------------------------------
                                          William L. Ables, Jr.
                                          Act. Asst. Corporate Program Manager
                                          Corporations Division



Marion Barry, Jr.
Mayor


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                                                                     FILE
                                                                  AUG 11 1998
                                                                      WLA

                               ARTICLES OF MERGER
                                       OF
                           MARCO ENTERTAINMENT, INC.
                                      AND
                       MAGICSPORTS-MARCO MANAGEMENT, INC.



To the Department of Consumer
     and Regulatory Affairs
     District of Columbia


                  Pursuant to the provisions of the District of Columbia Business Corporation Act, the corporations hereinafter named do hereby adopt the following articles of merger:

                  1. Annexed hereto and made a part hereof is the Plan of Merger for merging Magicsports-Marco Management, Inc. ("Magicsports"), a business corporation of the District of Columbia, with and into Marco Entertainment, Inc. ("Marco"), a business corporation of the District of Columbia, as approved by the Board of Directors and the shareholders of said parties to the Plan of Merger.

                  2. The Plan of Merger was advised by the Board of Directors of Marco and approved by the sole shareholder of Marco in accordance with Marco's Articles of Incorporation and applicable law.

                  3. The Plan of Merger was advised by the Board of Directors of Magicsports and approved by the sole shareholder of Magicsports in accordance with Magicsports' Articles of Incorporation and applicable


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                           law.

                  4. Marco will continue its existence as the surviving corporation under its present name pursuant to the provisions of the District of Columbia Business Corporation Act.

                  Executed as of this 10th day of August, 1998.

                                       MARCO ENTERTAINMENT
                                       INC.


                                       By:/s/ Michael A. Rosenberg
                                          -------------------------------------
                                              Michael A. Rosenberg, President


                                       MAGICSPORTS-MARCO
                                       MANAGEMENT INC.


                                       By:/s/ Brad Krassner
                                          -------------------------------------
                                           Brad Krassner
                                           Vice President


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                                 PLAN OF MERGER



         This PLAN OF MERGER approved on June 1, 1998 by MARCO ENTERTAINMENT, INC. ("Marco"), a business corporation of the District of Columbia, and by resolution adopted by a unanimous vote of the members of its Board of Directors, and approved on June 1, 1998 by MAGICSPORTS-MARCO MANAGEMENT, INC. ("Magicsports"), a business corporation of the District of Columbia, and by resolution adopted by a unanimous vote of the members of its Board of Directors.

         1. The corporations parties hereto, Marco and Magicsports, shall, pursuant to the provisions of the District of Columbia Business Corporations Act, be merged with and into a single corporation, to wit, Marco, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the District of Columbia Business Corporation Act. The separate existence of Magicsports, which is sometimes hereinafter referred to as the "terminating corporation," shall cease upon the effective date of the merger in accordance with the provisions of the said District of Columbia Business Corporation Act.

         2. The Articles of Incorporation of Magicsports as of the effective date of the merger shall be in the Articles of Incorporation of the surviving corporation and shall continue in full force and effect until sooner amended or changed as permitted by the provisions of the District of Columbia Business Corporation Act.

         3. The bylaws of Magicsports upon the effective date of the merger will be the bylaws of the surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the District of Columbia Business Corporation Act.

         4. The directors and officers in office of Magicsports upon the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

         5. Each issued and outstanding share of the terminating corporation shall, upon the effective date of the merger, be converted in one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted


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                  in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

         6. The Plan of Merger herein made and approved was submitted to the sole shareholder of the terminating corporation and the sole shareholder of the surviving corporation for their approval in the manner prescribed by the provisions of the District of Columbia Business Corporation Act.

         7. The terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the District of Columbia, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

         8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.